EXHIBIT 11



              SCHEDULE RE: COMPUTATION OF EARNINGS PER COMMON SHARE*
                     (In thousands, except per share amounts)


                                    Three Months Ended    Nine Months Ended
                                    ------------------    -----------------
                                    Sept. 29,   Oct 1,    Sept. 29,   Oct 1,
                                       1996      1995       1996       1995
                                    ---------   ------    ---------   ------

PRIMARY

Net income                           $11,890   $10,567     $31,244   $29,467
                                      ------    ------      ------    ------
Weighted average shares outstanding   22,616    22,642      22,627    22,627
                                      ------    ------      ------    ------

Primary earnings per share *         $  0.53   $  0.47     $  1.38   $  1.30

                                      ======    ======      ======    ======
FULLY DILUTED

Net income                           $11,890   $10,567     $31,244   $29,467
                                      ------    ------      ------    ------

Weighted average shares outstanding 22,616 22,642 22,627 22,627 Add incremental shares representing:
Shares issuable upon exercise of
  stock options based on period-end
  market price                           500       423         500       423
                                      ------    ------      ------    ------
Weighted average number of shares,
  as adjusted                         23,116    23,065      23,127    23,050
                                      ------    ------      ------    ------

Fully diluted earnings per share     $  0.51   $  0.46     $  1.35   $  1.28
                                      ======    ======      ======    ======

Dilutive effect of incremental shares    2.2%      1.9%        2.2%      1.9%
                                      ======    ======      ======    ======


* Incremental shares have not been considered in the computation of primary earnings per common share in accordance with generally accepted accounting principles, which require inclusion only when the dilutive effect is greater than 3%.